Exhibit 10.70

AMENDMENT NUMBER 1

TO THE

DIRECTORS’ RETIREMENT INCOME PLAN

Adopted by the Board of Directors on February 17, 1982

Replaced by Directors’ Phantom Share Plan September 18, 1995

Further Replaced by Outside Director Phantom Share Plan effective January 1, 2005

THIS AMENDMENT NUMBER 1 (this “Amendment”) is made this 8th day of December, 2011, by Goodrich Corporation (the “Company”);

W I T N E S S E T H

WHEREAS, the Company maintains the Directors’ Retirement Income Plan, as approved by the Board of Directors on February 17, 1982, replaced by the Directors’ Phantom Share Plan on September 18, 1995 and further replaced by the Outside Director Phantom Share Plan effective January 1, 2005 (the “Plan”); and

WHEREAS, pursuant to the Plan, the Board of Directors of the Company has the right to amend the Plan from time to time; and

WHEREAS, the Board of Directors of the Company has taken action authorizing this Amendment to the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

Effective immediately prior to the completion of the transactions contemplated by the Agreement and Plan of Merger by and among United Technologies Corporation, Charlotte Lucas Corporation and Goodrich Corporation, dated as of September 21, 2011, as amended from time to time (the date on which such transactions are completed, the “Closing Date”), the penultimate paragraph of the Directors’ Retirement Income Plan is hereby deleted and the following paragraphs inserted in lieu thereof:

“RESOLVED, that, provided that he is serving as a Director immediately prior to the Closing Date, Alfred M. Rankin, Jr. shall be deemed to retire as a Director as of the Closing Date and shall be entitled to receive the applicable retirement benefit as determined hereunder;

RESOLVED, that on or after the Closing Date, this Directors’ Retirement Income Plan may not be amended or modified in any way which could adversely affect the retirement benefit to be provided to a participant hereunder; and”.

Except as amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION

By:

Title:

2